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                                                                    Exhibit 10.1

                                                    July 26, 2002



Careside, Inc.
6100 Bristol Parkway
Culver City, CA 90230
Attention: Chief Executive Officer

Dear Careside, Inc.:

          The undersigned (the "Purchaser") desires to make an investment in debt securities of Careside, Inc. (the "Company") and understands that the Company is offering the private placement of its debt securities (the "Private Placement"), each such security substantially in the form of the Investment Note attached as Exhibit A-1 (each, an "Investment Note.") This letter agreement, together with all exhibits hereto (the "Agreement") sets forth the terms and conditions upon which the Purchaser will purchase an Investment Note. It is the Company's intention that all investors in the Private Placement acquire their Investment Notes under the terms and conditions of an agreement which is substantially the same as this Agreement.

          In the Private Placement, the Company will issue not less than $500,000 (the "Minimum Placement Amount") and not more than $5,000,000 (the "Maximum Placement Amount") of Investment Notes. Investment Notes issued in the Private Placement may be purchased by the Company's officers, directors, employees and/or affiliates. Any person purchasing the Company's Investment Notes in connection with the Private Placement must purchase at least $500,000 of Investment Notes, subject to the Company's decision to accept a lesser investment. Each purchaser of an Investment Note will have an opportunity to exchange such purchaser's Investment Note for a Convertible Note in the form of Exhibit A-2 (each a "Convertible Note") with the same principal amount as the Investment Note within fifteen (15) days after the Company obtains the Required Approval (as defined below in this Agreement).

          If the Company issues the Maximum Placement Amount and all holders of Investment Notes representing such Maximum Placement Amount exchange their Investment Notes for Convertible Notes, the number of shares of the Company's common stock, $.01 par value (the "Common Stock") issued upon conversion of the Convertible Notes will equal ninety

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W. Vickery Stoughton
__________, 2002
Page 2

percent (90%) of the Company's outstanding Common Stock. If the Company issues the Minimum Placement Amount and all holders of Investment Notes representing such amount exchange their Investment Notes for Convertible Notes, the number of shares of Common Stock issued upon conversion of the Convertible Notes will be nine percent (9%) of the Company's outstanding Common Stock. The Private Placement will terminate on August 30, 2002, and no additional Investment Notes will be issued after such date, without the consent of a majority of the holders of the then outstanding Investment Notes. In no event will the Maximum Placement Amount be exceeded.

               Based on the foregoing, and in consideration of the mutual covenants and representations contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the undersigned Purchaser hereby acknowledges the foregoing and agrees to purchase an Investment Note in the principal amount set forth at the Purchaser's signature to this Agreement (the "Subscription Amount"). The undersigned and the Company further agree as follows:

Section 1. Investment.

     1.1. Investment Notes. On the date of this Agreement, the Company will issue to the Purchaser an Investment Note having an original principal amount equal to the Subscription Amount. The Investment Note will be in the form set forth in Exhibit A-1 attached hereto.

     1.2.   Exchange of Notes; Required Approval; Proxy Solicitation.

               (a)  Upon receipt of Required Approval (as defined in
Section 1.2(c) below) and within fifteen (15) days after written notice of the Approval Date (as defined in Section 1.2(c) below) is provided to the Purchaser by the Company (the "Exchange Period"), the Purchaser may exchange the Investment Note issued pursuant to Section 1.1 for a Convertible Note which shall be in the form of Exhibit A-2 attached hereto and which shall have an original principal amount equal to the outstanding principal amount of the Purchaser's Investment Note.

               (b) The Purchaser shall exercise such right to exchange by providing the Company with written notice of the exchange prior to expiration of the Ex change Period. Such notice shall be accompanied by surrender of the Investment Note to the Company. The Company shall thereupon issue to the Purchaser a Convertible Note and immediately cancel the Investment Note surrendered by the Purchaser. Any accrued and unpaid interest owing under the Investment Note at the time of such exchange shall remain an obligation of the Company. In no event shall the Purchaser surrender an Investment Note evidencing less than the full outstanding principal amount of such Investment Note. If the Purchaser does not exchange the Purchaser's

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W. Vickery Stoughton
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Page 3

Investment Note for a Convertible Note during the Exchange Period, then the Purchaser shall have no further right to exchange the Investment Note for a Convertible Note.

          (c) Promptly after sale of the Minimum Placement Amount, the Company will take all action in accordance with applicable law, its certificate of incorporation and by-laws, to convene a meeting of its stockholders (the "Stockholders Meeting") as soon as reasonably practicable in order that its stockholders may consider and vote upon the following:

                    (i)   the issuance of the Convertible Notes,

                    (ii) an amendment to the Company's certificate of incorporation to effect a reverse stock split of one (1) share of Common Stock for every ten (10) shares of Common Stock currently outstanding or issuable (1-for-10); and

                    (iii) an amendment to the Company's certificate of incorporation to increase the post-split authorized number of shares of Common Stock to fifty million (50,000,000).

          (d) As soon as practicable, the Company shall, in cooperation with the Purchaser and the other purchasers of Investment Notes in the Private Placement, prepare and file with the Securities and Exchange Commission (the "SEC"), preliminary proxy materials in order to enable the Company's stockholders to consider and vote upon at the Stockholders Meeting the foregoing matters (such proxy statement and any amendments or supplements thereto, the "Proxy Statement"). The record date for those stockholders of the Company entitled to vote at the Stockholders Meeting shall be after the Initial Closing Date (defined below).

          (e) For purposes of this Agreement, "Required Approval" means the approval by the holders of a majority of the outstanding Common Stock of the matters set forth in clauses (i) through (iii) of clause (c) above. The date on which Required Approval is obtained is the "Approval Date."

     1.3. Registration Rights. The shares of Common Stock issued upon conversion of any Convertible Notes shall be registered on a registration statement filed within 45 days following the Approval Date, in accordance with the registration rights set forth on Exhibit B hereto.

     Section 2. Closing.

     The purchase and issuance of the Investment Note to the undersigned Purchaser shall occur on the date hereof, assuming the Minimum Placement Amount has been raised. At such closing, Purchaser shall deliver to the Company: (i) a copy of this Agreement duly executed by

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W. Vickery Stoughton
__________, 2002
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Purchaser, (ii) immediately available funds in the amount of the Subscription
Amount, which is the principal amount of Purchaser's Investment Note, and (iii) such other documents as the Company may reasonably require; and, the Company shall deliver to Purchaser: (i) a copy of this Agreement duly executed by the Company, (ii) the Investment Note in the principal amount of the Subscription Amount and (iii) and such other documents as the Purchaser may reasonably require.

Section 3. Representations, Warranties and Covenants.

     3.1. Company Representations, Warranties and Covenants. The Company represents and warrants that:

           (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business and in good standing as a foreign corporation in each state in which the nature of its business or properties requires such qualification (except where failure to qualify would not have a material adverse effect on the Company taken as a whole), with full power and authority, corporate and otherwise, to enter into and perform this Agreement, and to execute and deliver the various instruments and documents provided for herein.

           (b) The execution, delivery and performance by the Company of this Agreement and the issuance and delivery by the Company of the Investment Note and the Convertible Note, if any, as contemplated hereby have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or any provision of the Company's certificate of incorporation or bylaws, or result in the breach of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which the Company is a party, or by which it or any of its property may be bound or affected. This Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms subject to general principles of equity and bankruptcy and other laws affecting creditors' rights generally.

           (c) While the Company is subject to lawsuits in each instance less than $30,000 and in the aggregate less than $100,000, there are no material lawsuits or proceedings pending, or, to the Company's knowledge, threatened, against or affecting the Company and there are no proceedings before any governmental commission, bureau or other administrative agency pending, or, to the Company's knowledge, threatened, against or affecting the Company.

           (d) As of March 31, 2002, the authorized capital stock of the Company consisted of 50,000,000 shares of common stock, $.01 par value per share and 5,000,000 shares

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W. Vickery Stoughton
__________, 2002
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of preferred stock, $.01 par value per share. As of March 31, 2002, there were
19,066,336 shares of Common Stock outstanding and 14,735,738 shares of Common Stock issuable upon the exercise of outstanding warrants and options, all of which are currently exercisable. The conversion of the Convertible Notes will trigger customary anti-dilution adjustments in certain of the Company's outstanding warrants which will depend on the number of Convertible Notes issued.

           (e) When, the Common Stock issuable upon conversion of any Convertible Notes ("Conversion Shares") are issued, they will be duly authorized, validly issued, fully paid and nonassessable. Conversion Shares will be issued in reliance upon applicable exemptions from the registration and qualification provisions of all applicable securities laws of the United States and each state whose securities laws may be applicable thereto. All Common Stock issued upon conversion of any Convertible Note will be issued free and clear of any preemptive or similar right and free and clear of any claim, lien, security interest or other encumbrance. Immediately following the Approval Date, the Company will reserve for issuance upon conversion of any Convertible Note the full number of shares of Common Stock issuable upon conversion thereof.

           (f) No governmental permit, consent, approval or authorization is required in connection with (i) the execution, delivery and performance of this Agreement by the Company or (ii) the offer, sale, issuance and delivery by the Company of the Convertible Notes or the Conversion Shares contemplated hereby; provided that, all representations made to the Company by the Purchaser in this Agreement and in any other written document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

           (g) As of the date hereof, shares of the Company's Common Stock, shares, and its publicly traded warrants are traded on the American Stock Exchange (AMEX).

           (h) Neither the Company nor anyone acting on its behalf has effected or will offer the Investment Notes or the Convertible Notes, if any, for issuance or sale to, or solicit any offer to acquire the same from, anyone so as to make the issuance and sale of such Investment Notes or Convertible Notes subject to the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Securities Act").

           (i) The transactions contemplated by this Agreement do not require the approval, consent, authorization or act of, or the making by the Company of any declaration, filing or registration with, any person (including but not limited to the stockholders of the Company) other than (i) the Required Approval and (ii) the filing of a Form D with the

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W. Vickery Stoughton
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Securities and Exchange Commission, the filing, pursuant to the registration obligations set forth in Exhibit B hereto of a Form S-3 (or comparable registration form), and applicable blue sky filings.

          (j) The Company owns (or possesses adequate and enforceable licenses or other rights to use) all trademarks, trade names, copyrights, patents, inventions, processes, source code, software and other technical know-how and other proprietary rights now used in its business (the "Intellectual Property") and to the Company's knowledge, has not infringed and is not infringing on the trademarks, trade names, copyrights, patents, inventions, processes or other technical know-how or other proprietary rights of any other person. Such Intellectual Property is free of all claims, liens or encumbrances. No proceedings have been instituted or are pending or, to the Company's knowledge, threatened which challenge the validity of, or otherwise adversely affect the ownership or use by the Company of such Intellectual Property. The Company has no knowledge of the infringing use of any of such trademarks and trade names or the infringement of any of such patents or copyrights by any other person.

          (k) The Company owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from a governmental body which are necessary to entitle it to own or lease, operate and use the Company's assets and assets by the Company and to carry on and conduct its business as conducted (herein collectively called "Governmental Permits") except for such Governmental Permits as to which the failure to own, hold or possess would not have a material adverse effect on the Company's assets, the assets leased by the Company or the Company's business. The Company has performed its material obligations under each Governmental Permit, and no event has occurred or condition or state of facts exists which constitutes or, after notice or lapse of time or both, would constitute a breach or default under any such Governmental Permit or which permits after notice or lapse of time or both, would permit revocation or termination of any such Governmental Permit, or which might adversely affect in any material respect the rights of the Company under any such Governmental Permits. No notice of cancellation, of default or of any dispute concerning any Governmental Permit, or of any events, condition or state of facts described in the preceding sentence, has been received by, or is known to, the Company. Each Governmental Permit is valid, subsisting and in full force and effect and will not be rendered invalid or lose its force and effect as a result of the consummation of the transactions contemplated hereby, in each case without (x) the occurrence of any breach, default or forfeiture of rights thereunder, or (y) the consent, approval or act of, or the making of any filing with, any governmental body.

          (l) Subsequent to the respective dates as of which information is given in the Company's most recent quarterly report filed on Form 10-K with the SEC, there has been no material and adverse change in the condition (financial or otherwise) in the business, prospects,

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W. Vickery Stoughton
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net worth or results of operations of the Company except (i) as announced by the
Company in its press releases on February 26, 2002 and April 1, 2002, and (ii) the Company's workforce reductions undertaken in March and April 2002 and (iii) as evidenced by the Company's need to undertake the transactions contemplated by this Agreement.

          (m) The Company has filed all forms, reports and documents required to be filed by it with the SEC, and has made available to the Purchaser all registration statements (on all forms applicable to the registration of securities), periodic reports and other documents filed by the Company with the SEC, including all exhibits filed in connection therewith, and prior to the date of this Agreement. As of their respective dates, such filings (i) complied in all material respects with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934, and (ii) did not contain any untrue statement of a material fact to omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (n) To the Company's knowledge, neither the Company nor any of their respective directors, officers or controlling persons has, with respect to the Company (i) taken, failed to take or will take, directly or indirectly, any action resulting in a violation of Rule l0b-5 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or designated to cause or result under the Act or otherwise, in, or which has constituted or which reasonably might be expected to constitute a device, scheme of artifice designed to defraud any person, in connection with the purchase or sale of the Company's securities (including, but not limited to, the Securities); (ii) made any untrue statement of material fact or failed to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading; or (iii) engaged in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of a security (including, but not limited to, the Conversion Shares).

          (o) The proceeds from the Private Placement will be used for the following purposes: (i) repayment of a bridge loan in the amount of $350,000 owed to Crestview Capital Fund, L.P., pursuant to that certain Note and Warrant Purchase Agreement dated as of February 28, 2002, (ii) payment of accrued payroll and other accrued liabilities, and (iii) working capital.

          (p) Following the Required Approval and the Exchange Period, the Company shall take all steps necessary to list for trading on AMEX a sufficient number of shares of Common Stock to enable the conversion of all Convertible Notes.

          (q) As security for the repayment of all liabilities arising under the Investment Notes or Convertible Notes, the Company hereby grants to Purchaser, and the other purchasers in

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W. Vickery Stoughton
_________,2002
Page 8

the Private Placement, a security interest in and lien on all of its assets, including without limitation its patents and trademarks, and all accessions, additions, attachments, substitutions, proceeds, profits and products thereof, whether now or hereafter existing. Holder shall have all rights provided to a secured party under the Intellectual Property Security Agreement, substantially in the form attached as Exhibit C hereto, which shall be executed by the Company, dated the date hereof and delivered to the Purchaser, and under the Uniform Commercial Code of the State of Delaware. The Company shall execute and deliver such documentation as Holder may reasonably request to evidence and perfect Holder's security interest granted in this clause (q). Promptly after the closing of the offering period for the Private Placement, the Company shall file an executed Notice of Intellectual Property Security Agreement attached to the Intellectual Property Security Agreement which is attached hereto as Exhibit C with the appropriate office and provide proof of filing to Purchaser and the other purchasers of Investment Notes in the Private Placement. Such Notice shall indicate that all such purchasers have a security interest in the Company's intellectual property. The Company shall not grant any other security interest in its intellectual property prior to the filing of such Notice. Notwithstanding the foregoing, the lien created by the Intellectual Property Security Agreement shall be subordinate to a lien in favor of the lenders in the financing evidenced in the letter of intent received by the Company from Sextant Funding, LLC dated March 2002.

     3.2. Purchaser Representations, Warranties and Covenants. The Purchaser hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

          (a) The Purchaser is acquiring the Investment Note and, if applicable, the Conversion Note and Conversion Shares for the Purchaser's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part, which resale, distribution or fractionalization would violate the Securities Act. Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Investment Note, Convertible Note, or Conversion Shares, if any.

          (b) The Purchaser has full power and authority to enter into this Agreement. The execution and delivery of this Agreement has been duly authorized by the Purchaser and this Agreement constitutes a valid and legally binding obligation of the Purchaser.

          (c) The Purchaser acknowledges the Purchaser's understanding that the issuance of the Investment Note and Convertible Note or Conversion Shares, if any, is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the

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W. Vickery Stoughton
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provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Purchaser represents and warrants to and agrees with the Company that the Purchaser has the financial ability to bear the economic risk of the Purchaser's investment, has adequate means for providing for the Purchaser's current needs and personal contingencies and has no need for liquidity with respect to the Purchaser's investment in the Company.

          (d) The Purchaser is an "accredited investor," as that term is defined in Rule 501 of Regulation D as described in Appendix1 hereto.

          (e) The Purchaser acknowledges that it currently has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of this investment and further acknowledges that it is able to bear the economic risk of this investment. During the course of this transaction, the Purchaser acknowledges that it has had the opportunity to ask questions of, and receive answers from, management of the Company concerning the terms and conditions of this investment and obtain any additional information of the same kind that is specified in Rule 501 of Regulation D of the Securities Act, or that is necessary to verify the accuracy of the other information obtained. The Purchaser acknowledges that it has received such information as it deems necessary to enable it to make its investment decision.

          (f) The Purchaser further represents, warrants and agrees that the Purchaser will not sell or otherwise transfer the Investment Note or Convertible Note or Conversion Shares, if any, without registration under the Securities Act or an exemption therefrom, and that the Purchaser fully understands and agrees that the Purchaser must bear the economic risk of the Purchaser's purchase because, among other reasons, neither of the Investment Note or Convertible Note or Conversion Shares, if any, has been registered under the Securities Act or under the securities laws of any state and, therefore, none can be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, the Purchaser is aware that the Conversion Shares will be "restricted securities," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Purchaser also understands that, except as expressly otherwise provided in this Agreement, the Company is under no obligation to register the Conversion Shares on the Purchaser's behalf or to assist the Purchaser in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Purchaser further understands that sales or transfers of the Investment Note and Convertible Note or Conversion Shares, if any, are further restricted by state securities laws and the provisions of this Agreement.

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W. Vickery Stoughton
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Page 10

          (g) No representations or warranties have been made to the Purchaser by the Company, or any officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company contained herein, and in purchasing the Investment Note and Convertible Note, if any, the Purchaser is not relying upon any representations other than those contained herein.

          (h) Any information which the Purchaser has heretofore furnished to the Company in writing with respect to the Purchaser's financial position and business experience is correct and complete in all material respects as of the date of this Agreement and if there should be any material change in such information the Purchaser will immediately furnish such revised or corrected information to the Company.

          (i) The Purchaser understands and agrees that, at issuance, Conversion Shares shall bear the following legend, or a similar legend to the same effect, until (i) such Common Stock shall have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Common Stock may be sold without registration under the Securities Act or any applicable "Blue Sky" or state securities laws:

          "THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE
          HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT
          OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND
          IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS
          SET FORTH IN THIS CERTIFICATE. THE COMMON STOCK
          REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED,
          OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN
          EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR
          AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO
          COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE
          PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE
          EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

Section 4. Other Matters.

     4.1. Modification. Neither this Agreement nor any provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

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     4.2. Notices. All notices, authorizations, demands or requests required or permitted to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, if sent by facsimile transmission (with receipt confirmed by automatic transmission report), if sent by a nationally-recognized overnight courier with charges prepaid, if sent by registered or certified mail, return receipt requested and postage prepaid (or by the most nearly comparable method if mailed from or to a location outside the United States), or addressed as follows:

               If to the Company, to:

                           6100 Bristol Parkway
                           Culver City, CA 90230
                           Attn: Chief Executive Officer
                           Fax: 310-338-6789

                           With copies (which copies shall not constitute notice) to:

                           Pepper Hamilton LLP
                           3000 Two Logan Square
                           Philadelphia, PA 19103-2799
                           Attn: Julia D. Corelli, Esquire
                           Fax: 215-981-4750

               If to the Purchaser, to the address set forth on the signature page hereto:

or to such other address as the party to whom the notice is to be given may have furnished to the other party hereto in writing in accordance with the provisions of this Section 4.2. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile transmission (with receipt confirmed by automatic transmission report), on the date of such transmission, (iii) in the case of a nationally-recognized overnight courier, on the next business day after the date when delivered to such courier, and (iv) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted.

     4.3. Counterparts. This Agreement may be executed through the use of separate signature pages or in any number of counterparts (and by facsimile signature), and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

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     4.4.  Binding Effect. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns.

     4.5. Severability. In the event that any provision of this Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.6. Entire Agreement. This Agreement and the documents referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

     4.7. Assignability. This Agreement is not transferable or assignable by either party without the written consent of the other party.

     4.8. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

     4.9. Consent to Jurisdiction/Dispute Resolution. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of Delaware over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

     4.10. Waiver of Trial by Jury. The Purchaser and the Company each hereby waive trial by jury in any action or proceeding involving any matter (whether sounding in tort, contract, fraud or otherwise) in any way arising out of or relating to this Agreement, the Investment Note or the Convertible Note, if any.

     4.11. Survival. The respective indemnities, representations, warranties and agreements of the Company and the Purchaser contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any of them or any person controlling any of them for a period of two years from the date hereof.

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     4.12. Expenses. Each party shall bear its respective expenses incurred in connection with the transactions contemplated hereby.

     4.13. Subordination. Purchaser agrees to execute such documentation as the Company may reasonably request to evidence the subordination of the lien on the intellectual property contemplated by the last sentence of Section 3.1(f) of this Agreement.

     Please acknowledge your agreement with the terms of this letter by signing below.

                                     Sincerely,

                                     PURCHASER:

                                     By_________________________
                                     Name:
                                     Title:

                                     Subscription Amount: $

                                     Address for Notices:
                                     ___________________________________________
                                     ___________________________________________
                                     ___________________________________________
Acknowledged and agreed:

CARESIDE, INC.

By:_______________________________
Name:
Title:

                                   Appendix 1

          Pursuant to Rule 501 of Regulation D promulgated under the Securities Act, an accredited investor means:

          (a) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act, any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

          (b) Any private business development company as defined in Section 202
(a)(22) of the Investment Advisers Act of 1940;

          (c) Any organization described in Section 501(c)(3) of the Internal Revenue Code (the "Code"), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

          (d) Any director or executive officer of the Company;

          (e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase exceeds $1,000,000;

          (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year;

          (g) Any trust, with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person having such

                                    App. 1-1
knowledge and experience in financial and business matters so such person is capable of evaluating the merits and risks of the investment to be made; or

          (h) Any entity in which all of the equity owners are accredited investors.

          In addition, a participant in a defined contribution or profit sharing plan qualified under Section 401 of the Code may be deemed the purchaser of the Common Stock for the purpose of determining whether the plan is an accredited investor if the following conditions are satisfied: (x) the plan trust must provide for segregated accounts for each plan participant, (y) the plan document must provide the participant with the power to direct the trustee to make each particular investment to the extent of the participant's voluntary contributions plus that portion of employer contributions that have vested to the participant's benefit and (z) the investment in the Common Stock must have been made pursuant to an exercise by the participant of the power to direct the investment of his or her account in the plan trust.

                                    App. 1-2

                                   EXHIBIT A-1

                         FORM OF SECURED INVESTMENT NOTE

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF AN INVESTMENT LETTER AGREEMENT, DATED AS OF THE DATE HEREOF BY AND BETWEEN CARESIDE, INC. AND THE HOLDER NAMED BELOW.

                             SECURED INVESTMENT NOTE

$________                                                     ____________, 2002



                  FOR VALUE RECEIVED, CARESIDE, INC., a Delaware corporation with offices at 6100 Bristol Parkway, Culver City, California 90230 (the "Company") promises to pay to the order of _________, (the "Holder"), or to such other person or at such other place as the Holder may designate from time to time in writing, the outstanding amount of _________ Dollars ($_______) in lawful money of the United States of America. This Secured Investment Note (this "Note") is issued pursuant to a letter agreement between the Company and the Holder dated the date hereof (the "Letter Agreement"). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

                  1. Maturity. The amount outstanding under this Note will be due and payable on July 1, 2003 (the "Maturity Date"). The Company may prepay this Note at any time without penalty or premium.

                  2. Interest. Interest shall accrue at an interest rate of ten percent (10%) per annum payable on a quarterly basis up to the time of the Maturity Date.

                  3. Security. As security for the repayment of all liabilities arising under this Note (including amounts payable under Section 8 of this Note), the Company hereby grants to Holder a security interest in and lien on all of its assets, including without limitation its patents and trademarks, and all accessions, additions, attachments, substitutions, proceeds, profits and

                                      A1-1
products thereof, whether now or hereafter existing. Holder shall have all rights provided to a secured party under the Intellectual Property Security Agreement, substantially in the form attached as Exhibit C to the Letter Agreement, executed by the Company in favor of the Holder and dated the date hereof, and under the Uniform Commercial Code of the State of Delaware. The Company shall execute and deliver such documentation as Holder may reasonably request to evidence and perfect Holder's security interest granted in this
Section 3.

                  4. Events of Default. The occurrence of one or more of the following events (after the expiration of any stated notice or cure period) shall constitute an event of default ("Event of Default") hereunder and shall result in the holder being deemed to have made a demand for payment:

                        (a) The Company shall fail to make any payment due to the Holder under this Note within ten (10) days after the same shall become due and payable;

                        (b) If the Company shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it, and if contested by it, not dismissed or stayed within thirty (30) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by the Company; if any order for relief is entered relating to any of the foregoing proceedings; if the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

                        (c) The Company fails to perform in accordance with any other terms or conditions in this Note or the Letter Agreement, or the Company is determined to have breached any of its representation or warranties in the Letter Agreement, and the Company has failed to cure the same within thirty (30) days following its receipt of written notice of said Event of Default hereunder or of a default thereunder;

                        (d) The Company sells or otherwise transfers substantially all of its assets, discontinues its business, or voluntarily or involuntarily dissolves; or

                  5. Remedies. Upon the occurrence of any Event of Default, at the option of the Holder, the Holder may execute on the collateral securing this Note and exercise any and all other rights and remedies at law or in equity. Nothing herein shall limit the Company's rights in such collateral prior to any default under this Note.

                  6. Remedies Cumulative, etc.

                                      A1-2

                        (a) No right or remedy conferred upon or reserved to the Holder hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

                        (b) The Company agrees that any action or proceeding against it to enforce this Note may be commenced in state or federal court in any county in the State of Delaware.

                  7. Setoff. The Company shall be permitted to set off any obligation owed to the Holder hereunder against any obligations owed by the Holder to the Company, if any.

                  8. Costs and Expenses. Following the occurrence of any Event of Default, the Company shall pay upon demand all costs and expenses (including all attorneys' fees and expenses) incurred by the Holder in the exercise of any of its rights, remedies or powers to enforce this Note.

                  9. Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

         If to the Company:          Careside, Inc.
                                     6100 Bristol Parkway
                                     Culver City, CA 90230
                                     Attn: President and
                                     Chief Executive Officer
                                     Facsimile No.: 310-338-6789

         With a copy to:             Pepper Hamilton LLP
                                     3000 Two Logan Square
                                     18th & Arch Streets
                                     Philadelphia, PA 19103
                                     Attn: Julia D. Corelli, Esq.
                                     Fax: 215-981-4750


         If to the Holder:           to the address therefore set forth on the
                                     signature page to the Letter Agreement.

                                      A1-3

                  Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

                  10. Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

                  11. Successors and Assigns. This Note inures to the benefit of the Holder and binds the Company, and its respective successors and assigns, and the words "Holder" and "The Company" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

                  12. Entire Agreement. This Note embodies the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral and written.

                  13. Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Company and the Holder.

                  14. No Presentment, Etc. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, Event of Default or enforcement of this Note.

                  15. No Waiver. The Holder shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver shall be in writing and signed by the Holder. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

                  16. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

                  IN WITNESS WHEREOF, The Company has duly executed as of the date set forth above.

                                           CARESIDE, INC.

                                      A1-4

                                      By:_________________________________
                                      Name:
                                      Title:

                                      A1-5

                                   EXHIBIT A-2

                        FORM OF CONVERTIBLE SECURED NOTE

THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH THE DISTRIBUTION HEREOF. NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS NOTE IS SUBJECT TO THE TERMS AND PROVISIONS OF AN INVESTMENT LETTER AGREEMENT, DATED AS OF THE DATE HEREOF BY AND BETWEEN CARESIDE, INC. AND THE HOLDER NAMED BELOW.

                            CONVERTIBLE SECURED NOTE

$________                                                    _____________, 2002

          FOR VALUE RECEIVED, CARESIDE, INC., a Delaware corporation with offices at 6100 Bristol Parkway, Culver City, California 90230 (the "Company") promises to pay to the order of _______________________, (the "Holder"), or to such other person or at such other place as the Holder may designate from time to time in writing, the outstanding amount of ________________________________ Dollars ($_____________) in lawful money of the United States of America. This Convertible Secured Note (this "Note") is issued pursuant to a letter agreement between the Company and the Holder dated the date hereof (the "Letter Agreement"). All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Letter Agreement.

          1. Maturity. The amount outstanding under this Note will be due and payable on July 1, 2003 (the "Maturity Date"). The Company may prepay this Note at any time without penalty or premium.

          2. Interest. Interest shall accrue at an interest rate of ten percent (10%) per annum payable on an quarterly basis up to the time of the Maturity Date or Conversion discussed in Section 3 below.

                                      A2-1

          3. Conversion.

               (a) Optional Conversion. All principal and accrued interest owing under this Note will be convertible at the option of the Holder, at any time after July 1, 2002 and until such time as this Note is fully repaid, into a number of shares (the "Conversion Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), equal to the product of

                      (i) 17,159,702 (being that number of shares of Common Stock which represents ninety percent (90%) of the issued and outstanding Common Stock of the Company after the reverse stock split contemplated by the Letter Agreement), multiplied by

                      (ii) a fraction, the numerator of which is the outstanding principal amount of this Note on the date the Conversion Notice (defined below) is given and the denominator of which is Five Million Dollars ($5,000,000).

All obligations for repayment of outstanding principal and interest accrued under this Note shall be extinguished upon such conversion.

               (b) Mandatory Conversion. In the event the closing market price on the American Stock Exchange ("AMEX") of the common stock of the Company is $5.00 or greater for ten (10) consecutive trading days after the date of effectiveness of the Registration Statement (as defined in Exhibit B to the Letter Agreement), this Note shall automatically convert into the Conversion Shares. For purposes of this Note, "trading day" means a day on which AMEX or such other national securities exchange is open for business.

               (c) Optional Conversion Procedure. In order to exercise the conversion privilege set forth in Section 3.a above, Holder shall surrender this Note and give written notice (the "Conversion Notice") to the Company of its election so to convert this Note. Conversion shall be in whole and not in part. Within five (5) business days after Holder gives the Conversion Notice, the Company shall issue (or cause its transfer agent to issue), and deliver to Holder a certificate or certificates for the Conversion Shares registered in the name of Holder in accordance with the provisions of this Section 3.

          Each conversion shall be deemed to have been effected on the date on which the Conversion Notice shall have been given, and Holder shall be deemed to have become on said date the holder of record of the Conversion Shares.

          No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of this Note. If any fractional share of Common Stock would be

                                      A2-2
issuable upon the conversion of this Note, the Company shall make an adjustment therefor in cash at the closing market price as reported on the AMEX at the close of the trading day immediately preceding the date the Conversion Notice is given.

               (d) In the event a reverse stock split other than that contemplated by the Letter Agreement is, with appropriate approvals, effected, or in the event of a subsequent recapitalization, reclassification, stock split, reverse stock split or similar shifts in the capitalization of the Company occurs, the number of Conversion Shares issuable upon conversion of this Note shall be equitably adjusted.

          4. Security. As security for the repayment of all liabilities arising under this Note (including amounts payable under Section 9 of this Note), the Company hereby grants to Holder a security interest in and lien on all of its assets, including without limitation its patents and trademarks, and all accessions, additions, attachments, substitutions, proceeds, profits and products thereof, whether now or hereafter existing. Holder shall have all rights provided to a secured party under the Intellectual Property Security Agreement, substantially in the form attached as Exhibit C to the Letter Agreement, executed by the Company in favor of the Holder and dated the date hereof, and under the Uniform Commercial Code of the State of Delaware. The Company shall execute and deliver such documentation as Holder may reasonably request to evidence and perfect Holder's security interest granted in this
Section 4.

          5. Events of Default. The occurrence of one or more of the following events (after the expiration of any stated notice or cure period) shall constitute an event of default ("Event of Default") hereunder and shall result in the holder being deemed to have made a demand for payment:

               (a) The Company shall fail to make any payment due to the Holder under this Note within ten (10) days after the same shall become due and payable;

               (b) If the Company shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it, and if contested by it, not dismissed or stayed within thirty (30) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by the Company; if any order for relief is entered relating to any of the foregoing proceedings; if the Company shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if the Company shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

                                      A2-3

               (c) The Company fails to perform in accordance with any other terms or conditions in this Note and the Company has failed to cure the same within thirty (30) days following its receipt of written notice of said Event of Default hereunder or of a default thereunder;

               (d) The Company sells or otherwise transfers substantially all of its assets, discontinues its business, or voluntarily or involuntarily dissolves; or

               (e) Breach of any representation, covenant or warranty in the Purchase Agreement.

          6. Remedies. Upon the occurrence of any Event of Default, at the option of the Holder, the Holder may execute on the collateral securing this Note and exercise any and all other rights and remedies at law or in equity. Nothing herein shall limit the Company's rights in such collateral prior to any default under this Note.

          7.  Remedies Cumulative, etc.


               (a) No right or remedy conferred upon or reserved to the Holder hereunder or now or hereafter existing at law or in equity is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and concurrent, and in addition to every other such right or remedy, and may be pursued singly, concurrently, successively or otherwise, at the sole discretion of the Holder, and shall not be exhausted by any one exercise thereof but may be exercised as often as occasion therefor shall occur.

               (b) The Company agrees that any action or proceeding against it to enforce this Note may be commenced in state or federal court in any county in the State of Delaware.

          8. Setoff. The Company shall be permitted to set off any obligation owed to the Holder hereunder against any obligations owed by the Holder to the Company, if any.

          9. Costs and Expenses. Following the occurrence of any Event of Default, the Company shall pay upon demand all costs and expenses (including all attorneys' fees and expenses) incurred by the Holder in the exercise of any of its rights, remedies or powers to enforce this Note.

          10. Notices. All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

                                      A2-4

     If to the Company:  Careside, Inc.
                         6100 Bristol Parkway
                         Culver City, CA  90230
                         Attn:  President and
                         Chief Executive Officer
                         Facsimile No.:  310-338-6789

     With a copy to:     Pepper Hamilton LLP
                         3000 Two Logan Square
                         18th & Arch Streets
                         Philadelphia, PA 19103
                         Attn:  Julia D. Corelli, Esq.
                         Fax: 215-981-4750


                         If to the Holder, to the address therefore set forth in the Letter Agreement.

          Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

          11. Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          12. Successors and Assigns. This Note inures to the benefit of the Holder and binds the Company, and its respective successors and assigns, and the words "Holder" and "The Company" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

          13. Entire Agreement. This Note embodies the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral and written.

                                      A2-5

         14. Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Company and the Holder.

         15. No Presentment, Etc. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, Event of Default or enforcement of this Note.

         16. No Waiver. The Holder shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies hereunder, unless such waiver shall be in writing and signed by the Holder. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any future occasion.

         (i) Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, The Company has duly executed this Note as of the date first set forth above.

                                            CARESIDE, INC.


                                            By:_________________________________
                                            Name:
                                            Title:

                                      A2-6

                                    EXHIBIT B

                   TERMS OF REGISTRATION OF CONVERSION SHARES

         1. Registration of the Common Stock.


               (a) Subject to paragraph 1(b) below, within forty-five (45) days after the Approval Date, the Company will file a registration statement (the "Registration Statement") on Form S-3 with the SEC registering for resale under the Securities Act the Common Stock issuable upon conversion of the Convertible Notes outstanding at the end of the Exchange Period. The Company reserves the right to convert such registration to a registration with like effect on any other form that may be or may become available to the Company with the Purchaser's consent (not to be unreasonably withheld) and must register such shares on a different form if Form S-3 is not then currently available. The Company further reserves the right to include in such registration statement for registration any shares of its Common Stock which the Company, in its sole discretion, determines to include therein. In the event Purchaser does not elect to exchange the Investment Note for a Convertible Note pursuant to Section 1.2 of the Agreement, the Company shall not have an obligation to file a Registration Statement under this Section 1(a) above within the aforementioned thirty (30) day period.

               (b) If the Company shall furnish to the holders of the Convertible Notes and/or Common Stock issued upon conversion thereof (each a "Holder" and collectively the "Holders") a certificate signed by its Chief Executive Officer stating that, in the good faith judgment of the Company's Board of Directors, it would be materially detrimental to the Company and its shareholders for the Registration Statement to be filed by reason of a material activity or pending event or transaction (such as a material acquisition, joint venture, merger, consolidation or financing transaction) and it is therefore advisable to defer the filing of such registration statement, the Company shall have a one-time right to defer such filing of the Registration Statement for a period of not more than ninety (90) days after the date upon which the Company would otherwise have been required to file the Registration Statement pursuant to Section 1(a). The Company hereby confirms that it is not aware of any event, development, fact or state of affairs that exists as of the date hereof that constitutes, or that would reasonably be expected to lead to, a material activity or pending event or transaction within the meaning of the preceding sentence. If registration is deferred pursuant to this subsection (b), the Company shall diligently pursue such course of action as will allow it to resume its registration obligations hereunder.

               (c) The Company's obligation to register shares of Common Stock hereunder is limited to one Registration Statement which becomes effective under the Securities Act, and, provided that the Company complies with its obligations under this Agreement, no further registration statements (other than required amendments or supplements to the original Registration Statement) will be filed for the benefit of the Holders.

                  (d) The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable and shall continue to use its best efforts to maintain such effectiveness for the registration until the date on which the Holder or his permitted transferee or assignee no longer holds any shares of Common Stock acquired upon conversion of the Convertible Note.

             2. Registration Expenses. Except as provided in Section 7 of this Exhibit B, the Company shall pay all expenses incurred in connection with the Registration Statement.

             3. Registration Procedures.

                  (a) In connection with the Company's obligation to register the Common Stock under the Securities Act as provided in Section 1, the Company, as expeditiously as possible and subject to the terms and conditions herein, will:

                       (i) use best efforts to cause the Registration Statement filed with the SEC pursuant to Section 1(a) above to become effective as soon as practicable.

                       (ii) prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as no Holder or his permitted transferee or assignee holds any such Common Stock so covered.

                       (iii) furnish to the Holder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, in each case, as the Holder may reasonably request;

                       (iv) use best efforts to register or qualify all Common Stock covered by such Registration Statement under such other United States state securities or blue sky laws of such jurisdictions as any of the Holder shall reasonably request, to keep such registration or qualification in effect for so long as such registration remains in effect, and to take any other action which may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Common Stock owned by the Holder in such jurisdictions;

                       (v) promptly notify the Holder at any time when a prospectus relating to the Common Stock is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration

Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or is otherwise not usable, and promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or use all commercially reasonable efforts to take such other action as will render such prospectus usable again;

                  (vi) comply with all applicable rules and regulations of the SEC, and not file (or withdraw or correct) any amendment or supplement to such Registration Statement or prospectus to which a Holder shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

                  (vii) provide a transfer agent and registrar for all Common Stock covered by such Registration Statement not later than the effective date of such Registration Statement; and

                  (viii) promptly list all Common Stock covered by such Registration Statement on the AMEX or any securities exchange or automated inter-dealer quotation system on which any of the Company Common Stock is then listed or traded.

             (b) Each Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v), the Holder will forthwith discontinue any disposition of Common Stock pursuant to the Registration Statement until the Holder receives copies of the supplemented or amended prospectus contemplated by Section 3(a)(v) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in the possession of the Holder of the prospectus relating to such Common Stock current at the time of receipt of such notice and that such Holder will immediately notify the Company, at any time when a prospectus relating to the registration of such Common Stock is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by such Holder to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

             (c) As a condition of the fulfillment of its obligations under this Agreement, the Company may require a Holder, at its own expense, to furnish the Company with such information and undertakings regarding such Holder and the distribution of such securities as the Company may from time to time reasonably request in writing to the extent necessary in order to cause the registration statement to comply with the Securities Act, and a Holder shall provide such information and make such undertakings as are requested.

                  (d) In connection with the preparation and filing of each registration statement under the Securities Act, the Company will give each Holder and such Holder's respective counsel and accountants, the reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the SEC and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

                  (e) Promptly after a sale of Common Stock pursuant to the Registration Statement (assuming that no stop order is in effect with respect to the registration statement at the time of such sale), the Company shall cooperate with the Holders and provide the transfer agent for the Common Stock with such instructions and legal opinions as may be required in order to facilitate the issuance to the purchaser (or the Holder's broker) of new unlegended certificates for such Common Stock.

             4. Indemnification; Contribution.

                  (a) To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Holder, each person, if any, who controls such Holder within the meaning of the Securities Act, and each officer, director, partner, and employee of such Holder and such controlling person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or any other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

                       (i) Any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

                       (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                    (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the indemnification required by this Section 4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration.

                (b) To the extent permitted by applicable law, each Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any other Holder, any controlling Person of any such other Holder and each officer, director, partner and employee of such other Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or any other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided, however, that the indemnification required by this Section 4(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Holder (which consent shall not be unreasonably withheld); and, provided further that in no event shall the amount of any indemnity under this Section 4(b) exceed the gross proceeds from the applicable offering received by such Holder.

               (c)  Promptly after receipt by an indemnified party under this
Section 4 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 4, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel at its own expense (except as specifically provided below). The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 4 except, if and to the extent that the indemnifying party is actually prejudiced thereby, but in no event shall it relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 4. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within sixty (60) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder, but in such event such amounts shall be immediately refunded). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

                (d) If the indemnification required by this Section 4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 4:

                    (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation; provided however, that in no event shall the obligation of any indemnifying party to contribute under this clause (i) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for in Section 4(a) had been available under the circumstances. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in
Section 4(a) and (b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

                    (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 4(d)(i). No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                (e) The obligations of the Company and the Holder under this
Section 4 shall survive the completion of any offering of Common Stock pursuant to a registration statement.

          5. Rule144; Exchange Act Filings. The Company shall file as and when applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If, for any reason the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and shall use best efforts to take such further action as may be required from time to time and as may be within the control of the Company, to enable the Holder to transfer the Common Stock to a transferee without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the SEC. The Company further covenants and agrees that it will furnish to each Holder so long as such Holder owns Common Stock promptly upon request, (i) a written statement by the Company as to the status of its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(iii) such other information as may be reasonably requested to permit the Holder to sell such securities pursuant to Rule 144 without registration.

          6. Transfer or Assignment of Registration Rights. The rights of a Holder provided herein to cause the Company to register the Common Stock may be transferred or assigned prior to conversion of a Convertible Note, as and to the extent a Convertible Note may be assigned, and afterwards with respect to any Common Stock transferred by such Holder to up to three persons who are not affiliates or owners of such Holder, or to any affiliate of such Holder, or to any owner of such Holder.

          7. Expenses of Registration.

                (a) Except as provided in Section 7(b) and 7(c) of this Exhibit B, all expenses incurred in connection with a Registration pursuant to this Agreement, whether or not a registration is consummated, shall be borne by the Company, including (without limitation) charges, costs, expenses, disbursements, fees and taxes in connection with (i) the preparation and filing of any Registration Statement, each preliminary prospectus, the final prospectus, and any amendments or supplements thereto, (ii) the preparation, issuance and delivery of the certificates for the Common Stock offered and sold thereunder, (iii) the qualification of the Common Stock for offering and sale under state laws (including the legal fees and filing fees and other disbursements of counsel in connection therewith), (iv) the filing for listing or approval for quotation of the Common Stock on the American Stock Exchange or on any national securities exchange (including the legal fees and filing fees and other disbursements of counsel in connection therewith), (v) the fees and expenses of any transfer agent or registrar for the Common Stock, and (vi) the fees and disbursements charged by counsel or accountants to the Company.

                (b) Each Holder agrees to pay all underwriting discounts and commissions and the fees and disbursements of any legal counsel retained by it, other than the legal counsel referred to in clause (vii) of Section 7(a) above. Additionally, the Company agrees to use its best efforts to cause its transfer agent (or other designee) to serve as a custodian, to the extent any underwriters participating in any such registration shall require the participation of a custodian, for any selling security Holder and, in such event, the Company shall be responsible for the fees and disbursements of such person acting in such custodial capacity.

                (c) All expenses incurred in connection with a registration which are, under this Section 7, to be borne by the Holders shall be borne pro rata by the Holders included therein on the basis of the number of each Holder's Common Stock included therein (or proposed to be registered, as the case may be); provided, however, that if any such cost or expense is attributable solely to one registered Holder and does not constitute a normal cost or expense of such a registration, such cost or expense shall be allocated to and borne by that registered Holder.

                                    EXHIBIT C

                FORM OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

DATE:     ________ __, 2002

PARTIES:  Debtor:                  CARESIDE, INC.

          Debtor's Address:        6100 Bristol Parkway,
                                   Culver City, California 90230
                                   Attention:  Chief Executive Officer

          Secured Party:           ___________________________________

          Secured Party Address:   ___________________________________
                                   ___________________________________
                                   ___________________________________

                                    RECITALS

          Secured Party and Debtor are parties to a Secured Investment Note of even date herewith (as such may be amended, modified, extended, and renewed from time to time, the "Note"), pursuant to which Secured Party is making a loan to Debtor in the original principal amount of _______________________ Dollars ($___,000) and other good and valuable consideration.

          It is a condition precedent to finalizing the Note that Debtor shall have entered into this Intellectual Property Security Agreement ("IP Agreement") granting Secured Party a security interest in the collateral described in this Agreement as security for payment of the Note.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and intending to be legally bound, as collateral security for the prompt and complete payment when due of Debtor's Obligations (as defined below) to Secured Party, Debtor hereby represents, warrants, covenants and agrees as follows:

          1. Grant of Security Interest. As collateral security for the prompt and complete payment and performance of all of Debtor's Obligations, Debtor hereby grants a security interest in all of Debtor's right, title and interest in, to and under the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral and the Trade Secrets Collateral, now or hereafter existing, created, acquired or held, if any (all of which shall collectively be called the "Intellectual Property Collateral"). As used herein

          "Computer Hardware and Software Collateral" means:

                (a) all of Debtor's: computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

                    (b) all software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter developed, designed or acquired by Debtor;

                    (c) all firmware associated with the property described in clauses (a) and (b) of this definition;

                    (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and

                    (e) all rights with respect to all of the foregoing, including without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

               "Copyright Collateral" means all copyrights of Debtor in addition to the Computer Hardware and Software Collateral, and all semi-conductor chip product mask works of Debtor, whether statutory or common law, registered or unregistered, now or hereafter in force throughout the world, including, without limitation, all of Debtor's right, title and interest in and to all copyrights and mask works registered in the United States Copyright Office or anywhere else in the world, and all applications for registration thereof, whether pending or in preparation, all copyright and mask work licenses, the right to sue for past, present and future infringements of any thereof, all rights corresponding thereto throughout the world, all extensions and renewals of any thereof and all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

               "Patent Collateral" means:

                    (a) all of Debtor's letters patent and applications for letters patent throughout the world, including all patent applications in preparation for filing anywhere in the world, whether now existing or hereafter acquired (current patents are listed on Exhibit A);

                    (b) all patent licenses of Debtor (whether as licensee or licensor);

                    (c) all reissues, divisions, continuations, continuations-in-part, extensions, renewals and reexaminations of any of the items described in clauses (a) and (b) of this definition; and

                    (d) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), the right to sue third parties for past, present or future infringements of any patent or patent application, including any patent or patent application referred to herein, and for breach or enforcement of any patent license, including any patent license referred to herein, and all rights corresponding thereto throughout the world.

          "Trade Secrets Collateral" means all common law and statutory trade secrets and all other confidential or proprietary or useful information of Debtor and all know-how obtained by or used in or contemplated at any time for use in the business of Debtor (all of the foregoing being collectively called a "Trade Secret"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses of Debtor (whether as licensee or licensor), including each Trade Secret license referred to herein, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

          "Trademark Collateral" means:

                (a) all of Debtor's: trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this clause (a) being collectively called a "Trademark"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country (current trademarks are listed on Exhibit B);

                (b) all Trademark licenses (whether as licensee or licensor);

                (c) all reissues, extensions or renewals of any of the items described in clauses (a) and (b) of this definition;

                (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, clauses (a) and (b); and

                (e) all proceeds of, and rights associated with, the foregoing, including any claim by Debtor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, including any Trademark, Trademark registration or Trademark license referred to herein, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license.

          2. Obligations Secured. The foregoing assignment and security interest is made for the purpose of securing (in such order as Secured Party may elect) the complete and timely payment of all indebtedness under the Note (collectively, the "Obligations").

          3. Authorization and Request. Debtor authorizes and requests that the Commissioner of Patents and Trademarks record this IP Agreement.

          4. Covenants and Warranties. Debtor represents, warrants, covenants and agrees as follows:

                (a) Debtor is the sole and exclusive owner of the entire and unencumbered right, title and interest in the Intellectual Property Collateral, free and clear of any liens, charges and encumbrances except for those created hereunder and except for nonexclusive licenses granted by Debtor to its customers in the ordinary course of business;

                (b) Performance of this IP Agreement does not conflict with or result in a breach of any other agreement to which Debtor is bound, except to the extent that certain agreements may prohibit the transfer or assignment of the rights thereunder to a third party without the licensor's or other party's consent, and this IP Agreement constitutes the grant of a security interest;

                (c) During the term of this IP Agreement, Debtor will not transfer, assign, sell, hypothecate, or otherwise encumber any interest in the Intellectual Property Collateral, except for nonexclusive licenses granted by Debtor in the ordinary course of business or as set forth in this IP Agreement and except for security interests in such Intellectual Property Collateral existing as of the date hereof;

                (d) Debtor agrees that simultaneously with execution of this IP Agreement, and upon any amendment of Exhibit A or B, Debtor shall execute the form of Notice appended hereto as Schedule 1 (each, a "Notice") with respect to each Patent or Trademark Collateral now owned or hereafter acquired, and shall deliver it to Secured Party for recording in the Patent and Trademark Office so as to record formally this IP Agreement.

                (e) Debtor shall promptly advise Secured Party of any material adverse change in the composition of the Intellectual Property Collateral, including but not limited to any ownership right of the Debtor in or to any Trademark, Patent, Copyright, or other Intellectual Property Collateral specified in this IP Agreement and any abandonment, forfeiture or dedication to the public of the Computer Hardware and Software, Trademarks, Patents, Copyrights and other Intellectual Property Collateral specified in this IP Agreement;

                (f) Debtor shall (i) protect, defend and maintain the validity and enforceability of the Trademarks, Patents, Copyrights and other Intellectual Property Collateral, (ii) apply for registration of non-registered Hardware and Software, Patent, Trademark and Copyright Collateral as they are created, adopted or used and shall reasonably diligently prosecute such applications,
(iii) use its best efforts to detect infringements of the Trademarks, Patents, Copyrights and other Intellectual Property Collateral and promptly advise Secured Party in writing of material infringements detected, (iv) not forego any right to protect and enforce rights to Trademarks, Patents, Copyrights or other Intellectual Property Collateral, and (v) not allow any Trademarks, Patents, Copyrights, or other Intellectual Property Collateral to be abandoned, forfeited or dedicated to the public without the written consent of Secured Party, which shall not be unreasonably withheld, unless Debtor determines that reasonable business practices suggest that abandonment is appropriate;

                (g) Debtor shall promptly notify Secured Party of all after-acquired intellectual property, whether owned, developed or acquired by Debtor and shall notify Secured Party of any filed applications to register or patents issued after the execution hereof. Any expenses incurred in connection with such applications shall be borne by the Debtor.

                (h) Debtor shall take such actions as Secured Party may reasonably request from time to time to perfect or continue the perfection of Secured Party's interest in the Intellectual Property Collateral;

                (i) This IP Agreement creates, and in the case of after acquired Intellectual Property Collateral, this IP Agreement will create at the time Debtor first has rights in such after acquired Intellectual Property Collateral, in favor of Secured Party a valid and perfected first priority security interest in the Intellectual Property Collateral in the United States securing the payment and performance of the obligations evidenced by the Note upon making the filings referred to in clause (j) below;

                (j) To its knowledge, except for, and upon, the filing with the United States Patent and Trademark Office with respect to the Patents and Trademarks necessary to perfect the security interests created hereunder and except as has been already made or obtained, no authorization, approval or other action by, and no notice to or filing with, any U.S. governmental authority of U.S. regulatory body is required either (i) for the grant by Debtor of the security interest granted hereby or for the execution, delivery or performance of this IP Agreement by Debtor in the United States or (ii) for the perfection in the United States or the exercise by Secured Party of its rights and remedies thereunder.

                (k) All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Intellectual Property Collateral is accurate and complete in all material respects;

                (l) Debtor shall not enter into any agreement that would materially impair or conflict with Debtor's obligations hereunder without Secured Party's prior written consent, which consent shall not be unreasonably withheld. Debtor shall not permit the inclusion in any material contract to which it becomes a party of any provisions that could or might in any way prevent the creation of a security interest in Debtor's rights and interest in any property included within the definition of the Intellectual Property Collateral acquired under such contracts, except that certain contracts may contain anti-assignment provisions that could in effect prohibit the creation of a security interest in such contracts;

                (m) Debtor shall not take any action, nor enter into any license, royalty, assignment or other agreement which is inconsistent with Debtor's obligations under this IP Agreement, or which has the effect of reducing the value of the IP Collateral and shall give the Secured Party thirty
(30) days' prior written notice of any proposed license, royalty, assignment or other agreement, except non-exclusive licenses granted by Debtor to its customers in the ordinary course of business; and

                (n) Upon any executive officer of Debtor obtaining actual knowledge thereof, Debtor will promptly notify Secured Party in writing of any event that materially adversely affects the value of any material Intellectual Property Collateral, the ability of Debtor to dispose of any material Intellectual Property Collateral, and the rights and remedies of Secured Party in relation thereto, including the levy of any legal process against any of the Intellectual Property Collateral.

          5. Secured Party's Rights. Secured Party shall have the right, but not the obligation, to take, at Debtor's sole expense, any actions that Debtor is required under this IP Agreement to take but which Debtor fails to take, after ten (10) days' notice to Debtor. Debtor shall reimburse and indemnify Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exercise of its rights under this Section 5.

          6. Responsibility of Debtor. In furtherance and not limitation of the other provisions of this Section 6, Secured Party shall have no duty or responsibility with respect to the Intellectual Property Collateral or its preservation. Debtor acknowledges and agrees that it has reviewed the terms of this IP Agreement with counsel of its choosing and that Debtor has determined that neither execution, delivery nor performance of this Agreement by Debtor or Secured Party will in any way impair the Intellectual Property Collateral or Debtor's right, title and interest therein, subject to the purpose of this IP Agreement which is to impose a lien thereon in favor of Secured Party.

          7. Conduct of Business; Inspection Rights. In order to preserve and protect the goodwill associated with the Intellectual Property Collateral, the Debtor covenants that it shall maintain the quality of the products and services sold under or in connection with the Intellectual Property Collateral and shall not at any time permit any impairment of the quality of said products and services, and will provide the Secured Party from time to time with a certificate to such effect signed by an officer of the Debtor upon request. The Debtor hereby grants to the Secured Party and its employees and agents the right to visit the Debtor's (or its affiliates') plants and facilities that manufacture, provide, inspect or store products or services sold under any of the Trademark Collateral, and to inspect the products and quality control records relating thereto, at reasonable times during regular business hours. The Debtor shall do any and all acts reasonably required by the Secured Party to ensure the Debtor's compliance with this Section. Debtor hereby grants to Secured Party and its employees, representatives and agents the right to visit Debtor, during reasonable hours upon prior reasonable written notice to Debtor, and any of Debtor's plants and facilities that manufacture, install or store products (or that have done so during the prior six-month period) that are sold utilizing any of the Intellectual Property Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Debtor and as often as may be reasonably requested; provided, however, nothing herein shall entitle Secured Party access to Debtor's trade secrets and other proprietary information. The foregoing provisions of this Section 7 shall become applicable to Debtor at such time as Debtor has developed products and services capable of being sold to the public.

          8. Further Assurances; Attorney in Fact.

               (a) On a continuing basis, and at Debtor's sole expense, Debtor shall, subject to any prior licenses, encumbrances and restrictions and prospective licenses, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate financing and continuation statements and collateral agreements and filings with the United States Patent and Trademark Office, and take all such action as may reasonably be deemed necessary or advisable, or as requested by Secured Party, to create, preserve, continue, charge, validate or perfect Secured Party's security interest in all Computer Hardware and Software, Copyrights, Patents, Trademarks, and other Intellectual Property Collateral and otherwise to carry out the intent and purposes of this IP Agreement, or for assuring and confirming to Secured Party the grant or perfection of a security interest in all Intellectual Property Collateral.

               (b) Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party or otherwise, from time to time in Secured Party's discretion, upon Debtor's failure or inability to do so, to take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this IP Agreement, including:

                    (i) To modify, in its sole discretion, this IP Agreement without first obtaining Debtor's approval of or signature to such modification by amending any Exhibit hereof, as appropriate, to include reference to any right, title or interest in any Copyrights, Patents, Trademarks, and other Intellectual Property Collateral acquired by Debtor after the execution hereof or to delete any reference to any right, title or interest in any Copyrights, Patents, Trademarks, and other Intellectual Property Collateral in which Debtor no longer has or claims any right, title or interest, provided that secured Party shall deliver to Debtor written notice of such modification within a reasonable time after such modification;

                    (ii) To file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Intellectual Property Collateral without the signature of Debtor where permitted by law; and

                    (iii) Upon the occurrence of an Event of Default as defined in Section 8, to endorse such Debtor's name on all applications, documents, papers and instruments necessary for the Secured Party to use the Intellectual Property Collateral, or to grant or issue any exclusive or non-exclusive license under the Intellectual Property Collateral to any third person, or necessary for the Secured Party to assign, pledge, convey or otherwise transfer title in or dispose of the Intellectual Property Collateral, including the goodwill and equipment associated therewith, to Secured Party or any third person.

               (c) Debtor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney, being coupled with an interest, shall be irrevocable for the life of this IP Agreement.

          9. Events of Default. The occurrence of any of the following shall constitute an Event of Default under this IP Agreement:

               (a)  an Event of Default occurs under the Note; or

               (b) Debtor breaches any representation or warranty in this IP Agreement; or

               (c) Debtor creates, permits, or suffers the creation of any liens, security interests, or any other encumbrances on any of its property, real or personal, except (A) those in favor of Secured Party as security for the Obligations, and (B) other valid and perfected security interests existing as of the date hereof, provided that Debtor shall have ten (10) days to remove, or purge or satisfy any such lien, security interest or encumbrance that is both non-consensual and not in favor of any government entity; or

               (d) Debtor breaches any other covenant or agreement made by Debtor in this IP Agreement, and such breach shall continue after the expiration of thirty (30) days following the earlier of (i) notice from Secured Party to Debtor of such failure, or (ii) the date on which the Debtor knew or should have known of such failure.

          10. Remedies.

               (a) Upon the occurrence and continuance of an Event of Default, Debtor's rights to use the Intellectual Property Collateral shall terminate forthwith and Secured Party shall have the right to exercise all the remedies of a secured party under the Uniform Commercial Code and any applicable federal law, including without limitation the right to require Debtor to assemble the Intellectual Property Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party. Secured Party shall have a nonexclusive, royalty free license to use the Copyrights, Patents, Trademarks, and other Intellectual Property Collateral to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies upon the occurrence of an Event of Default. Debtor will pay any expenses (including reasonable attorneys' fees) incurred by Secured Party in connection with the exercise of any of Secured Party's rights hereunder, including without limitation any expense incurred in disposing of the Intellectual Property Collateral. All of Secured Party's rights and remedies with respect to the Intellectual Property Collateral shall be cumulative.

               (b) Upon the occurrence and continuance of an Event of Default, without limiting the generality of the foregoing, the Secured Party may immediately, without demand of performance and without advertisement, require Debtor to assign of record the Intellectual Property Collateral to Secured Party (or its assignees), and beneficially, sell at public or private sale or otherwise realize upon, the whole or from time to time any part of the Intellectual Property Collateral and the goodwill associated therewith, or any interest which the Debtor has therein, and after deducting from the proceeds of said sale or other disposition of the Intellectual Property Collateral all expenses (including all reasonable expenses for brokers' fees and legal services), shall apply the residue of such proceeds toward the payment of the obligations as set forth in the Note and under applicable law. Any remainder of the proceeds after payment in full of the Note shall be paid over to the Debtor. Prior notice of any sale or other disposition of the Intellectual Property Collateral need not be given to Debtor unless otherwise required by law (and if notice is required by law, it shall be given ten (10) days before the time of any intended public or private sale or other disposition of the Intellectual Property Collateral is to be made, which the Debtor hereby agrees shall be reasonable notice of such sale or other disposition). At any such sale or other disposition, any holder of the Note (including renewals and substitutions therefor) or the Secured Party may, to the extent permissible under applicable law, purchase the whole or any part of or interest in the Intellectual Property Collateral sold, free from any right of redemption on the part of the Debtor, which right is hereby waived and released.

          11. Conduct of Business After Default. The parties understand and agree that the collateral assignment with respect to the Intellectual Property Collateral as provided for in this Agreement will and is intended to permit the Secured Party and its successors and assigns, upon the occurrence and continuance of an Event of Default as provided herein, to take title to and make use of all rights to the Intellectual Property Collateral and to carry on the business of the Debtor.

          12. Deficiency. If proceeds referred to in Section 10(b) above are insufficient to pay the Note in full. Debtor shall continue to be liable for the entire deficiency.

          13. Indemnity.

               (a) Debtor agrees to defend, indemnify and hold harmless Secured Party and its directors, officers, employees, and agents from and against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this IP Agreement, including, without limitation, the assignment of the Intellectual Property Collateral, the use of the Intellectual Property Collateral, the alleged infringement by the Secured Party of the intellectual property rights of others, any infringement action or other claim relating to the Intellectual Property Collateral, or enforcement of the terms hereof (all of which shall collectively be called the "Transactions") and (b) all losses or expenses in any way suffered, incurred, or paid by Secured Party as a result of or in any way arising out of, following or consequential to the Transactions under this IP Agreement or otherwise under the transactions contemplated by this IP Agreement or the Note (including without limitation, reasonable attorneys' fees and reasonable expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.

               (b) Debtor also agrees to defend, indemnify and hold harmless Secured Party and each of its directors, officers, employees and agents, on demand, from and against any and all losses, claims, obligations, damages, fees, costs, liabilities, expenses or disbursements of any kind and nature whatsoever (including but not limited to reasonable fees and disbursements of counsel, interest, penalties, and amounts paid in settlement) incurred by the Secured Party in connection with the payment or discharge of any taxes, counsel fees, maintenance fees, encumbrances or otherwise protecting, maintaining, preserving the Intellectual Property Collateral, or in defending or prosecuting any actions or proceedings arising out of or related to the Intellectual Property Collateral.

          14. Reassignment.

               (a) At such time as Debtor shall completely and finally satisfy all of the obligations secured hereunder, and there shall exist no continuing liability of Debtor with respect to the obligations secured hereunder, Secured Party shall execute and deliver to Debtor all deed, assignments, and other instruments as may be necessary or proper to reinvest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Secured Party pursuant hereto.

               (b) Notwithstanding subsection (a), if a claim is made upon Secured Party for repayment or recovery of any amount or amounts received which had the effect of reducing the liability of Debtor or impairing the liens granted hereunder, and such party repays all or part of such amount or amounts, then and in such event, Debtor agrees that any such repayment shall be binding upon Debtor, whether or not this IP Agreement otherwise shall have been terminated or canceled, and Debtor shall be and continue to remain liable hereunder to the same extent as if such amount had never originally been received by such party, and the liens granted hereby shall remain in full force and effect without interruption, lapse, reduction or other impairment.

          15. Course of Dealing. No course of dealing, nor any failure to exercise, nor any delay in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

          16. Attorneys' Fees. If any action relating to this IP Agreement is brought by either party hereto against the other party, the prevailing party shall be entitled to recover reasonable attorneys fees, costs and disbursements.

          17. Assigns. This Agreement shall be binding upon Debtor and its successors and permitted assigns, but shall not be assignable by Debtor, and shall inure to the benefit of Secured Party.

          18. Amendments. This IP Agreement may be amended only by a written instrument signed by both parties hereto, except as specifically provided under
Section 9.

          19. Counterparts. This IP Agreement may be executed in two or more counterparts, each party may sign on a separate counterpart, each of which shall be deemed an original but all of which together shall constitute the same instrument.

          20. Law and Jurisdiction. This IP Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard for choice of law provisions.

          21. Confidentiality. In handling any confidential information, Secured Party shall exercise the same degree of care that it exercises with respect to its own proprietary information of the same types to maintain the confidentiality of any non-public information thereby received or received pursuant to this IP Agreement except that the disclosure of this information may be made (a) as required by law, regulation, rule or order, subpoena, judicial order or similar order and (b) provided that the recipient has entered into a comparable confidentiality agreement in favor of Debtor and has delivered a copy to Debtor, (i) to the affiliates of the Secured Party, (ii) to prospective transferee or purchasers of an interest in the obligations secured hereby, and
(iii) as may be required in connection with the examination, audit or similar investigation of Secured Party.

          22. Severability. The provisions of this IP Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause of provision in any other jurisdiction, or any other clause or provision of this IP Agreement in any jurisdiction.

          23. Termination. This IP Agreement and all rights and obligations of the parties hereunder shall terminate immediately upon Debtor's payment in full of the Note.

          IN WITNESS WHEREOF, the parties hereto have executed this IP Agreement as of the day and year first above written.

                       Debtor:

                              CARESIDE, INC.,
                              a Delaware corporation

                              By:_______________________________________________
                                  W. Vickery Stoughton, Chief Executive Officer

                       Secured Party:

                              _________________________________

                              By: ___________________________________________

STATE/COMMONWEALTH  OF _______________
                                         : ss.
COUNTY OF _________________

          The foregoing instrument was acknowledged before me this ____ day of ________, 2002, by W. Vickery Stoughton, President and Chief Executive Officer of CARESIDE, INC., a Delaware corporation, on behalf of the corporation.

                                            ____________________________________
[seal]                                      NOTARY PUBLIC

STATE/COMMONWEALTH OF _________________
                                        : ss.
COUNTY OF _____________

          The foregoing instrument was acknowledged before me this ____ day of ________, 2002, by _________________, the ________________ of ______________, a
__________ corporation, on behalf of the corporation.


                                            ____________________________________
[seal]                                      NOTARY PUBLIC

                                   EXHIBIT "A"

                                     PATENTS

-----------------------------------------------------------------------------------------
        PATENT NUMBER                      DESCRIPTION                   FILE DATE
        -------------                      -----------                   ---------
-----------------------------------------------------------------------------------------
          09/248737                  Analytical Instrument -              2/11/99
                                     Sample/Reagent Transport

-----------------------------------------------------------------------------------------
           00/03367                  Analytical Instrument -              2/09/00
                                     Sample/Reagent Transport

-----------------------------------------------------------------------------------------
          09/248614                  Analytical Instrument -              2/11/99
                                        Lock/Eject System

-----------------------------------------------------------------------------------------
          09/248607                  Analytical Instrument -              2/11/99
                                     Optical Detector System

-----------------------------------------------------------------------------------------
            5919711                    Analytical Cartridge                7/6/99

-----------------------------------------------------------------------------------------
            5916522                 Electrochemical Cartridge             6/29/99

-----------------------------------------------------------------------------------------
            6002475                Spectrophotometric Cartridge          12/14/99

-----------------------------------------------------------------------------------------
            6033914                 Electrochemical Divisional             3/7/00

-----------------------------------------------------------------------------------------
             424956                  Design Patent -Instrument            5/16/00
                                              Design

-----------------------------------------------------------------------------------------

                                   EXHIBIT "B"

                                   TRADEMARKS

Mark:        CARESIDE
Reg. No.:    2,427,362
Reg. Date:   2/6/01

Mark:        CARESIDE ANALYZER
Reg. No.:    2,375,634
Reg. Date:   8/8/00

                                   EXHIBIT "C"

               NOTICE OF INTELLECTUAL PROPERTY SECURITY AGREEMENT

          NOTICE dated as of the ____ day of______, 2002, by CARESIDE, INC., a Delaware corporation ("Debtor"), having an address at, to and in favor of __________________, having offices at ___________________________ ("Secured
Party") under a certain Convertible Secured Note of even date herewith among Debtor and Secured Party (the "Note").

          WHEREAS, Debtor is the owner of certain Intellectual Property Collateral as listed in Exhibits A and B hereto; and

          WHEREAS, Secured Party has agreed to extend certain credit to Debtor under the Note on condition that the Secured Party pledge and grant to Secured Party as collateral for the obligations under the Note a security interest and lien in and to such Intellectual Property Collateral and application therefor described above, including the registrations thereof, the goodwill associated therewith and all other related claims and rights as more fully described in a certain Intellectual Property Security Agreement in favor of Secured Party (the "IP");

          NOW THEREFORE, for good and valuable consideration, as security for the due and timely payment and performance of the obligations, Debtor hereby pledges and grants and collaterally assigns to Secured Party a security interest and lien in and to all rights, title and interest in and to the aforesaid IP, and gives notice of such security interest and the existence of such Intellectual Property Security Agreement providing therefor.

          Executed as of the date first above written.

ATTEST:                                  CARESIDE, INC.


By: __________________________________   By: ___________________________________
    Name:_____________________________       Name: _____________________________
    Title:____________________________       Title: ____________________________


STATE/COMMONWEALTH OF _______   :
                                :   SS.
COUNTY OF _____________         :

          Before me, the undersigned, a Notary Public in and for the state and county aforesaid, on this ____ day of______, 2002, personally appeared W. Vickery Stoughton to me known personally, and who, being first by me duly sworn, depose and say that he is the President and Chief Executive Officer of Careside, Inc., a Delaware corporation, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors, and that he acknowledged said instrument to be the free act and deed of said corporation.

                                         _______________________________________
[seal]                                   NOTARY PUBLIC

                                         My commission expires:_________________

(Notarial Seal)

                                      C-2